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                                                                  Exhibit (a)(v)

                             SUNAMERICA EQUITY FUNDS

              Amendment to Establishment and Designation of Shares

     The undersigned, being the duly elected President of SunAmerica Equity Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.9 of the Declaration of Trust, dated June 18, 1986, as amended from time to time, (hereinafter, as so amended, referred, to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, the following is hereby authorized:

     That the "Dogs" of Wall Street Fund shall be renamed "Focused Dividend Strategy Portfolio."

     The actions contained herein shall be effective on January 2, 2003.

                                               SUNAMERICA EQUITY FUNDS


                                               By:
                                                   -----------------------------
                                                   Name: Robert M. Zakem
                                                   Title: President

Dated: December 31, 2002